UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1650 Technology Drive, San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 565-7500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 22, 2012, Synopsys, Inc., a Delaware corporation (“Synopsys”), completed its previously announced acquisition of Magma Design Automation, Inc., a Delaware corporation (“Magma”). Pursuant to the terms of that certain Agreement and Plan of Merger dated as of November 30, 2011 (the “Merger Agreement”), Lotus Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Synopsys (“Merger Sub”), merged with and into Magma (the “Merger”), with Magma surviving the Merger as a wholly-owned subsidiary of Synopsys (the “Surviving Corporation”).

Pursuant to the Merger Agreement and by virtue of the Merger, each share of Magma common stock issued and outstanding immediately prior to the Merger was converted into the right to receive $7.35 in cash, without interest (the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement (excluding shares that were: (i) held by Magma or any wholly-owned subsidiary of Magma, or held in Magma’s treasury; or (ii) held by Synopsys, Merger Sub or any other wholly-owned subsidiary of Synopsys). As also provided under the Merger Agreement, certain equity awards held by employees of Magma were converted into cash equal to the difference between the Merger Consideration and the exercise price, if any, of such awards, while other equity awards held by employees of Magma were assumed by Synopsys and converted into equity awards of Synopsys on substantially equivalent terms.

Synopsys funded the Merger Consideration through existing cash and borrowings under its credit facilities.

The foregoing description of the Merger Agreement and the Merger (including the description of the consideration payable in connection with the Merger) is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Magma’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2011.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)

Following the completion of the Merger, on February 22, 2012, Magma notified NASDAQ that the Merger had been completed. At Magma’s request: (i) on February 22, 2012, NASDAQ filed with the SEC a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to strike Magma’s common stock from listing on the NASDAQ Global Market and to withdraw Magma’s common stock from registration under Section 12(b) of the Exchange Act; and (ii) as of the close of business on February 22, 2012, NASDAQ suspended trading of the Magma common stock on the NASDAQ Global Market.

Item 3.03.	Material Modification to Rights of Security Holders.

(a)

The disclosures under Item 2.01, Item 3.01 and Item 5.03 are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosure under Item 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Pursuant to the terms of the Merger Agreement, on February 22, 2012, each member of Magma’s board of directors and each officer of Magma ceased to be a director or officer of Magma, and the directors and officers of Merger Sub immediately prior to the effective time of the Merger became the directors and officers of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On February 22, 2012: (i) Magma’s certificate of incorporation was amended and restated in its entirety so as to read in its entirety in the form attached hereto as Exhibit 3.1; and (ii) Magma’s bylaws were amended and restated in their entirety so as to read in their entirety in the form attached hereto as Exhibit 3.2. Exhibit 3.1 and Exhibit 3.2 are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

3.1	Amended and Restated Certificate of Incorporation of Magma Design Automation, Inc.

3.2	Amended and Restated Bylaws of Magma Design Automation, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC. (Registrant)

By:	/s/ Patrick Bombach
Name:	Patrick Bombach

Title:	Vice President and Secretary

Date: February 22, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Magma Design Automation, Inc.

3.2	Amended and Restated Bylaws of Magma Design Automation, Inc.